Exhibit 99
                                                                            NEWS

[LOGO]
KADANT
AN ACCENT ON INNOVATION
One Acton Place, Suite 202
Acton, MA 01720

Investor contact: Thomas M. O'Brien, 978-776-2000
Media contact: GreatPoint Communications, 978-392-6866


              Kadant Reports Record Revenues in Second Quarter 2006
                          Raises Guidance for the Year


ACTON, Mass., August 2, 2006 - Kadant Inc. (NYSE:KAI) reported that revenues from continuing operations grew 38 percent in the second quarter of 2006 to a record $89.6 million, compared with $65.1 million in the second quarter of 2005. The 2006 period included $21.9 million in revenues from acquisitions, versus $11.1 million in 2005. Excluding acquisitions and a $0.1 million unfavorable foreign currency effect, revenues grew 26 percent to $67.8 million in 2006, from $54.0 million in 2005. Operating income from continuing operations in the 2006 quarter was $8.7 million, versus $5.0 million in 2005. Income from continuing operations (after-tax) was $5.6 million in 2006, or $.40 of diluted earnings per share (EPS), versus income of $3.1 million, or $.22 of diluted EPS, a year ago. Including the discontinued composite building products business, net income in the 2006 period was $5.0 million, or $.35 per diluted share, versus $3.4 million, or $.24 per diluted share, in 2005.

         "We are pleased to report one of our best quarters ever," said William
A. Rainville, chairman and chief executive officer of Kadant. "Our revenues from continuing operations set a new quarterly record, and our EPS and operating income from continuing operations were the highest we've reported since becoming an independent public company in August 2001. We exceeded the high end of our EPS guidance by $.04, including a $.02 benefit from a lower tax rate. We also generated $10.6 million of EBITDA during the quarter - 58 percent higher than last year - with an impressive contribution from Kadant Johnson's fluid-handling business, where EBITDA exceeded 23 percent of revenues. (EBITDA is a non-GAAP financial measure that excludes certain items detailed later in this press release under the heading "Use of Non-GAAP Financial Measures.")

         "Demand for our fluid-handling equipment was a key growth driver, especially in North America and Europe, where our technologies are helping paper producers significantly lower their energy costs by improving dryer efficiency. Our performance was also fueled by strong demand in China for our advanced stock-preparation systems, which led to a record $21.3 million in quarterly revenues. We believe that our growing installed base in China and the addition of local manufacturing will allow us to strengthen our leading position as recycled paper producers continue to add significant capacity.

         "Furthermore, our bookings this quarter were $89 million - exceeded only by last quarter's record performance. Bookings increased in all of our major product lines, led by fluid-handling orders of nearly $23 million and $20 million in stock-prep orders from China. This contributed to a record quarter-end backlog of $87 million - more than double our backlog a year ago. We believe that our ongoing investments to expand Kadant's global market coverage and product offerings are allowing us to capitalize on the growth opportunities at hand in different regions of the world.

         "Based on our excellent bookings, and a projected tax rate of 32 percent for the second half, we anticipate a strong third quarter as well in spite of some dilution from our recent acquisition in China. We expect to report GAAP diluted EPS from continuing operations of $.35 to $.37 for the third quarter of 2006, on revenues of $88 to $90 million. For the full year, we are increasing our guidance to $1.20 to $1.28 of GAAP diluted EPS from continuing operations, from our earlier estimate of $1.18 to $1.25. We are also raising our revenue guidance to $320 to $330 million, from our previous forecast of $300 to $310 million. A portion of the revenue increase is related to our China acquisition."

                                     -more-

Use of Non-GAAP Financial Measures

In addition to the financial measures prepared in accordance with generally accepted accounting principles (GAAP), we use certain non-GAAP financial measures, including revenues that exclude the results from our acquisitions and the effects of foreign currency translation, and earnings before interest, taxes, depreciation and amortization (EBITDA). We believe that the inclusion of such measures helps investors to gain a better understanding of our underlying operations and future prospects, consistent with how management measures and forecasts Kadant's performance, especially when comparing such results to previous periods or forecasts. We also believe this information is responsive to investors' requests and gives them an additional measure of Kadant's performance.

         We use non-GAAP measures, in addition to GAAP financial measures, as the basis for measuring our underlying operating performance and comparing such performance to that of prior periods or forecasts and to the performance of our competitors. Such measures are also used by us in our financial and operating decision-making and for compensation purposes.

         The non-GAAP financial measures included in this press release are not meant to be considered superior to or a substitute for the results of operations prepared in accordance with GAAP. In addition, the non-GAAP financial measures included in this press release have limitations associated with their use as compared to the most directly comparable GAAP measure, in that they may be different from, and therefore not comparable to, similar measures used by other companies.

         Reconciliations of the non-GAAP financial measures to the most directly comparable GAAP financial measures are set forth in the accompanying tables.

Conference Call

Kadant will hold its earnings conference call on Thursday, August 3, 2006, at 11 a.m. Eastern time. To listen, call 800-709-2159 within the U.S., or 973-582-2810 outside the U.S. You can also listen to the call live on the Web by visiting www.kadant.com and clicking on "Investors." An audio archive of the call will be available on our Web site until September 1, 2006.

                                     -more-

Financial Highlights (unaudited)
(In thousands, except per share amounts and percentages)

                                                                        Three Months Ended               Six Months Ended
                                                                   ------------------------------------------------------------
Consolidated Statement of Income                                   July 1, 2006    July 2, 2005    July 1, 2006    July 2, 2005
-------------------------------------------------------------------------------------------------------------------------------
Revenues                                                             $ 89,567        $ 65,086        $ 165,158       $ 115,830
                                                                     --------        --------        ---------       ---------
Costs and Operating Expenses:
  Cost of revenues                                                     56,847          40,385          103,821          72,367
  Selling, general, and administrative expenses                        22,498          18,497           44,619          33,391
  Research and development expenses                                     1,496           1,247            3,041           2,295
  Restructuring costs                                                       -               -              138               -
                                                                     --------        --------        ---------       ---------
                                                                       80,841          60,129          151,619         108,053
                                                                     --------        --------        ---------       ---------

Operating Income                                                        8,726           4,957           13,539           7,777
Interest Income                                                           251             379              510             851
Interest Expense                                                         (804)           (473)          (1,598)           (475)
                                                                     --------        --------        ---------       ---------
Income from Continuing Operations Before Provision for
  Income Taxes and Minority Interest                                    8,173           4,863           12,451           8,153
Provision for Income Taxes (a)                                          2,529           1,654            3,984           1,857
Minority Interest Expense                                                  47              62              105              62
                                                                     --------        --------        ---------       ---------
Income from Continuing Operations                                       5,597           3,147            8,362           6,234

(Loss) Income from Discontinued Operation, Net of Tax                    (627)            207             (741)           (156)
                                                                     --------        --------        ---------       ---------
Net Income                                                           $  4,970        $  3,354        $   7,621       $   6,078
                                                                     ========        ========        =========       =========


Basic Earnings per Share
   Income from Continuing Operations (a)                             $    .41        $    .23        $     .61       $     .45
   (Loss) Income from Discontinued Operation                             (.05)            .01             (.05)           (.01)
                                                                     --------        --------        ---------       ---------
   Net Income                                                        $    .36        $    .24        $     .56       $     .44
                                                                     ========        ========        =========       =========

Diluted Earnings per Share
   Income from Continuing Operations (a)                             $    .40        $    .22        $     .60       $     .44
   (Loss) Income from Discontinued Operation                             (.05)            .02             (.05)           (.01)
                                                                     --------        --------        ---------       ---------
   Net Income                                                        $    .35        $    .24        $     .55       $     .43
                                                                     ========        ========        =========       =========

Weighted Average Shares
   Basic                                                               13,702          13,891           13,641          13,909
                                                                     ========        ========         ========       =========

   Diluted                                                             14,056          14,181           13,948          14,196
                                                                     ========        ========        =========       =========

                                     -more-



                                                                       Three Months Ended                Six Months Ended
                                                                   ------------------------------------------------------------
Business Segment Information (b)                                   July 1, 2006    July 2, 2005    July 1, 2006    July 2, 2005
-------------------------------------------------------------------------------------------------------------------------------
Revenues:
  Pulp and Papermaking Systems                                       $ 85,427        $ 62,528        $ 156,500       $ 110,099
  Other                                                                 4,140           2,558            8,658           5,731
                                                                     --------        --------        ---------       ---------
                                                                     $ 89,567        $ 65,086        $ 165,158       $ 115,830
                                                                     ========        ========        =========       =========
Gross Profit Margin:
  Pulp and Papermaking Systems                                            37%             38%              38%             37%
  Other                                                                   31%             37%              30%             40%
                                                                     --------        --------        ---------       ---------
                                                                          37%             38%              37%             38%
                                                                     ========        ========        =========       =========
Operating Income (c):
  Pulp and Papermaking Systems                                       $ 11,016        $  6,149        $  17,767       $   9,770
  Corporate and Other                                                  (2,290)         (1,192)          (4,228)         (1,993)
                                                                     --------        --------        ---------       ---------
                                                                     $  8,726        $  4,957        $  13,539       $   7,777
                                                                     ========        ========        =========       =========

Bookings from Continuing Operations:
  Pulp and Papermaking Systems                                       $ 85,914        $ 49,103        $ 184,114       $ 105,545
  Other                                                                 2,936           2,090            8,357           5,468
                                                                     --------        --------        ---------       ---------
                                                                     $ 88,850        $ 51,193        $ 192,471       $ 111,013
                                                                     ========        ========        =========       =========
Capital Expenditures from Continuing Operations:
  Pulp and Papermaking Systems                                       $    638        $    612        $     975       $     752
  Corporate and Other                                                      85              97              131             123
                                                                     --------        --------        ---------       ---------
                                                                     $    723        $    709        $   1,106       $     875
                                                                     ========        ========        =========       =========


                                                                        Three Months Ended               Six Months Ended
                                                                   -----------------------------------------------------------
Cash Flow and Other Data from Continuing Operations                July 1, 2006    July 2, 2005    July 1, 2006    July 2, 2005
-------------------------------------------------------------------------------------------------------------------------------
Cash Provided by (Used in) Operations                                $ (2,038)       $  4,435        $    (356)      $   4,883
Depreciation and Amortization Expense                                $  1,825        $  1,703        $   3,755       $   2,719


Balance Sheet Data                                                                                 July 1, 2006   Dec. 31, 2005
-------------------------------------------------------------------------------------------------------------------------------
Cash and Cash Equivalents                                                                            $  43,444       $  40,822
Short- and Long-term Debt                                                                            $  58,258       $  55,500
Shareholders' Investment                                                                             $ 224,829       $ 207,625

                                     -more-



                                                                        Three Months Ended               Six Months Ended
                                                                   ------------------------------------------------------------
EBITDA Data (b)                                                    July 1, 2006    July 2, 2005    July 1, 2006    July 2, 2005
-------------------------------------------------------------------------------------------------------------------------------

Consolidated
  Operating Income                                                   $  8,726        $  4,957        $  13,539       $   7,777
  Depreciation and Amortization                                         1,825           1,703            3,755           2,719
                                                                     --------        --------        ---------       ---------
  EBITDA                                                             $ 10,551        $  6,660        $  17,294       $  10,496
                                                                     ========        ========        =========       =========

Pulp and Papermaking Systems
  Operating Income (c)                                               $ 11,016        $  6,149        $  17,767       $   9,770
  Depreciation and Amortization                                         1,678           1,532            3,430           2,433
                                                                     --------        --------        ---------       ---------
  EBITDA                                                             $ 12,694        $  7,681        $  21,197       $  12,203
                                                                     ========        ========        =========       =========

Corporate and Other
  Operating Loss (c)                                                 $ (2,290)       $ (1,192)       $  (4,228)      $  (1,993)
  Depreciation and Amortization                                           147             171              325             286
                                                                     --------        --------        ---------       ---------
  EBITDA                                                             $ (2,143)       $ (1,021)       $  (3,903)      $  (1,707)
                                                                     ========        ========        =========       =========


(a)  Includes a tax benefit of $882, or $.06 per diluted share, in the six-month period ended July 2, 2005, received from our former parent company under a tax agreement.

(b)  "Other" includes the results from the Fiber-based Products business and Kadant Johnson's Casting Products business.

(c)  Information in the 2005 period has been reclassified to conform to the 2006 presentation.


About Kadant

Kadant Inc. is a leading supplier to the global pulp and paper industry, with a range of products and services for improving efficiency and quality in pulp and paper production, including paper machine accessories, and systems for stock preparation, fluid handling, and water management. Our fluid-handling products are also used to optimize production in the steel, rubber, plastics, food, and textile industries. In addition, we produce granules from papermaking byproducts for agricultural and lawn and garden applications. Kadant is based in Acton, Massachusetts, with revenues of $244 million in 2005 and approximately 1,400 employees in 16 countries worldwide. For more information, visit www.kadant.com.

         The following constitutes a "Safe Harbor" statement under the Private Securities Litigation Reform Act of 1995: This press release contains forward-looking statements that involve a number of risks and uncertainties, including forward-looking statements about our expected future financial and operating performance, demand for our products, growth opportunities and strategies, and the potential benefit of our acquisition in China. Important factors that could cause actual results to differ materially from those indicated by such statements are set forth under the heading "Risk Factors" in Kadant's quarterly report on Form 10-Q for the period ended April 1, 2006. These include risks and uncertainties relating to our dependence on the pulp and paper industry; significance of sales from China; international sales and operations; competition; our debt obligations; restrictions in our credit agreement; retention of liabilities and warranty claims associated with composite building products manufactured prior to the sale of the business; our ability to successfully integrate Kadant Johnson; our ability to complete the acquisition of a manufacturing and assembly plant in China; our acquisition strategy; our ability to realize the anticipated benefits from the restructuring of our French subsidiary; the impact of high natural gas prices on the manufacture of fiber-based products; availability of raw materials related to the manufacture of fiber-based products; protection of patents and proprietary rights; fluctuations in quarterly operating results; and anti-takeover provisions. We undertake no obligation to publicly update any forward-looking statement, whether as a result of new information, future events, or otherwise.

                                       ###